Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS’

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2013, relating to the financial statements of Semiconductor Optical Component Business (a division of Lapis Semiconductor Co., Ltd.) (which report expresses an unqualified opinion on financial statements and includes an explanatory paragraph referring to the basis of presentation), appearing in NeoPhotonics Corporation’s Current Report on Form 8-K/A dated June 7, 2013.

/s/ Deloitte Touche Tohmatsu LLC

Kyoto, Japan

June 25, 2013